SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 11, 2003

Bear Stearns Asset Backed Securities, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-91334 (Commission File Number)	13-3836437 (I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code (212) 272-2000

                Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.   Other Events

Filing of Supplemental Computational Materials

          In connection with the proposed offering of the Bear Stearns Asset Backed Securities, Inc., Irwin Home Equity Loan Trust 2003-1, Home Equity Loan-Backed Notes, Series 2003-1 (the "Notes"), Bear, Stearns & Co. Inc., as the underwriter (the "Underwriter"), has previously prepared certain materials (the "Computational Materials", which have been previously filed with the Securities and Exchange Commission under Form 8-K on March 6, 2003) and prepared certain supplemental materials (the "Supplemental Computational Materials") for distribution to its potential investors. Although Bear Stearns Asset Backed Securities, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials or the Supplemental Computational Materials.

           For purposes of this Form 8-K, "Computational Materials" and "Supplemental Computational Materials", collectively, shall mean the Series 2003-1 term sheet, computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Supplemental Computational Materials are attached hereto as Exhibit 99.1.

ITEM 7.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	The Irwin Home Equity Loan Trust 2003-1 Supplemental Computational Materials, filed on Form 8-K dated March 11, 2003

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC.

Date: March 11, 2003

By: /s/ JONATHAN LIEBERMAN Name: Jonathan Lieberman Title: Senior Managing Director

INDEX TO EXHIBITS

Paper (P) or Exhibit No.	Description	Paper (P) or Electronic (E)

(99.1)	The Irwin Home Equity Loan Trust 2003-1 Supplemental Computational Materials, filed on Form 8-K dated March 11, 2003	P